Exhibit 10.2

Execution Version

When Recorded Return To:

Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
Attention: Jack Edelbrock

Recorder’s Use

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS, AS
EXTRACTED COLLATERAL AND CONTRACTS, SECURITY AGREEMENT AND
FIXTURE FILING

THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING SECURES OBLIGATIONS AS SUCH TERM IS DEFINED BELOW.

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE UTAH UNIFORM COMMERCIAL CODE.

TRUSTOR’S ORGANIZATION AL IDENTIFICATION NUMBER IS: NV20081135729

THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, RENTS, AS EXTRACTED COLLATERAL AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”) is made as of February      , 2019, by between DESERT HAWK GOLD CORP., a Nevada corporation, having an office located at 1290 Holcomb Ave., Reno, NV 89502 (“Trustor”), as trustor in favor of OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY, a title insurance company qualified to transact business in Utah, as trustee, whose mailing address is 3900 Traverse Mountain Blvd, Suite 201 Lehi, Utah 84043 (“Trustee”), for the benefit of PDK UTAH HOLDINGS LP, a limited partnership organized under the laws of the province of Ontario, having an office located at 437 Madison Avenue, 28th Floor, New York, NY 10022 a, as beneficiary (“Beneficiary”).

BACKGROUND

WHEREAS, the Trustor is the tenant pursuant to a certain Second Amended and Restated Lease Agreement, dated February       2019 (the “Ground Lease”) between Clifton Mining Company, a Utah corporation (“Clifton”), The Woodman Mining Company, a Utah corporation (“Woodman”), as lessors (collectively “Lessor”) and the Trustor, as tenant; and

WHEREAS, A memorandum or short form of the Ground Lease is being recorded immediately prior to the recording of this Deed of Trust.

WHEREAS, pursuant to the terms of the Ground Lease, the Trustor is the owner of the leasehold interest in that certain real property, consisting of certain patented and unpatented mining claims, together with the buildings and improvements constructed thereon located in the County of Tooele, State of Utah, as more fully described on Schedule A hereto (the “Premises”); and

WHEREAS, simultaneously with the execution of this Deed of Trust, the Trustor has entered a certain Pre-Paid Forward Gold Purchase Agreement (the “PPF Agreement”) to obtain financing from the Beneficiary. The terms and conditions of the aforesaid Pre-Paid Forward Gold Purchase Agreement and all supplements, amendments, and modifications thereto and all extensions, restatements and renewals thereof, are incorporated in this Deed of Trust by this reference; and

WHEREAS, the Trustor, in order to secure payment and performance of Trustor’s obligations under the PPF Agreement, has duly authorized the execution and delivery of this Deed of Trust; and.

WHEREAS, the PPF Agreement, this Deed of Trust and any other agreements entered into in connection with the foregoing are referred to herein as the “Facility Documents”.

AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby irrevocably and unconditionally mortgages, grants, warrants, bargains, sells, transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, subject only to liens that are in existence as of the date hereof and have been disclosed in writing to Beneficiary (the “Permitted Encumbrances”), for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, all of Trustor’s present and future right, title, interest and claims of Trustor in and to all of the following described property whether now owned or hereafter acquired (all of Trustor’s present and future right, title, interest and claims in the property described in the following clauses (a) through (1) severally and collectively, the “Trust Estate”):

(a) All right title and interest of the Trustor in those certain patented and unpatented mining claims, minerals, and all proceeds, royalties and income from all minerals or soil components (whether in-ground or extracted therefrom) mineral rights, mining rights, all rights and claims to minerals (whether in-ground or extracted) (collectively, the “Mining Claims”) located in Tooele County, Utah, more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all rights appurtenant thereto, including the easements and rights of way over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, minerals, mineral rights and interests, resources, reserves, land positions, stockpiled ore and minerals, overburden piles, byproducts, oil and gas rights, geothermal rights and resources, timber and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Trustor therein, either in law or in equity, in possession or expectancy, now or hereafter acquired and including, without limitation, all of Trustor’s rights and interest in and to streets, roads, ways, railways and public places, opened or postponed, and all rights of way, public or private, now or hereafter used in connection with, or belonging or appertaining to or being adjacent to Mining Claims (the “Mining Property”);

(b) Trustor’s interest in and to the leasehold interest created under (i) the Ground Lease; and (ii) and all recorded or unrecorded extensions, amendments, supplements restatements, renewals and assignments thereof, together with all rights, titles, and interests of Trustor under the Ground Lease in and to any and all easement agreements, covenant or restrictive agreements and all air rights, mineral rights, resources, reserves, land positions, water rights, gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and in any way demised or granted under the Ground Lease or belonging, relating or appertaining to the land and interests demised or granted under the Ground Lease, or which hereafter shall be in any way demised or granted under the Ground Lease or belong, relate or be appurtenant to the Mining Property (collectively, the “Leased Premises”; together with the Mining Property, the “Real Property”);

(c) Any and all buildings and other improvements now or hereafter erected on the Real Property or other property demised by the Ground Lease including, without limitation, fixtures, attachments, appliances, mills, equipment, machinery, and other personal property attached to such buildings and other improvements (the “Improvements”), all of which shall be deemed and construed to be a part of the Real Property;

(d) All rents, issues, profits, claims, royalties, income and other benefits now or hereafter derived from the Real Property and the Improvements (collectively the “Rents”) (it being understood that Rents exclude amounts payable under the Ground Lease), subject to the terms and provisions of Article 2 of this Deed of Trust with respect to all leases and subleases of the Real Property or Improvements now or hereafter existing or entered into, or portions thereof, granted by Trustor, and further subject to the right, power and authority hereinafter given to Trustor to collect and apply such Rents;

(e) All easements, rights-of-way and other rights now owned or hereafter acquired by Trustor used in connection with the Real Property or the Improvements or as a means of access thereto (including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto) and all water and water rights and shares of stock evidencing the same;

(0 All grazing and range rights relating or pertaining to the Real Property; all oil, gas, minerals (including, but not limited to, all gold, silver, copper and other precious and base metals) and their intermediate products such as mineral bearing products such as mineral bearing ores and concentrates, coal, and other substances of any kind or character underlying the Real Property; all water, water rights, irrigation and drainage rights (whether riparian, appropriative or otherwise and whether or not appurtenant) and all electrical users rights, in or hereafter relating to or used in connection with the Real Property; all shares of stock evidencing any such rights; all fixtures and equipment (whether or not annexed thereto) now or hereafter used for the production or distribution of water or electricity in connection with the use or occupancy of the Real Property or for the drainage or supply thereof; and all appendages, appurtenances, covenants, easements, hereditaments, liberties, privileges, rights of way, tenements, and other rights benefiting, or otherwise relating to the Real Property and/or the Improvements or any owner, occupier, or user thereof;

All now or hereafter existing leases or licenses (under which Trustor is landlord) and subleases (under which Trustor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of all or any portion of the Real Property for any purpose in return for any payment, or the extraction or taking of any gas, water, geothermal resources, or minerals, or other minerals from the Real Property in return for payment of any fee, rent or royalty, including Trustor’s right, title and interest as lessor in the same (collectively, “Subleases”);

(h) All right, title, and interest of Trustor in (i) the property and interests in property described on Exhibit B attached hereto and incorporated herein by reference, (ii) all other personal property now or hereafter owned or acquired by Trustor that is now or hereafter located on or used in connection with the Real Property or the Improvements, (iii) all other rights and interests of Trustor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Real Property or the Improvements, and (iv) all proceeds thereof (such personal property and proceeds are referred to herein collectively as the “Personal Property”);

(i) All rights of Trustor under any covenants, conditions, and restrictions affecting the Real Property or the Improvements whether now existing or hereafter arising, including, without limitation, all voting rights, declarant’s rights, developer rights, and similar rights arising under any such covenants, conditions, and restrictions (collectively, the “CC&Rs”), provided, Trustor shall retain the right to exercise its privileges under the CC&Rs (subject in all respects to the terms of the PPF Agreement) prior to any default or event of default under the PPF Agreement;

All rights (but none of the obligations) of Trustor under any agreements, licenses or other documents affecting the Real Property or the improvements, (collectively, the “Other Agreements”), provided, Trustor shall retain the right to exercise its privileges under the Other Agreements (subject in all respects to the terms of the PPF Agreement) prior to any default or event of default under the PPF Agreement;

(k) All the estate, interest, right, title, other claim or demand, both in law and in equity (including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect thereto) that Trustor now has or may hereafter acquire in the Real Property, the Improvements, the Personal Property, or any other part of the Trust Estate, and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Trust Estate (including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages); and

(1) All proceeds, products and minerals, whether in-ground or extracted, of any of the foregoing.

Notwithstanding the foregoing, the Trust Estate shall not include any of the Other Agreements or other permit or license to the extent that the Trustor is expressly prohibited from granting a security interest in such instrument pursuant to the terms thereof, but only to the extent such prohibition is not invalidated under the Utah Uniform Commercial Code. The foregoing descriptions of items constituting the Trust Estate shall be construed as cumulative and not limiting, and the terms “include” and “including”, when used in those descriptions, shall mean without limitation by reason of enumeration. Unless the context clearly indicates otherwise, the terms “as-extracted collateral”, fixtures”, “equipment,” “inventory,” “accounts,” “instruments,” “promissory notes,” “investment property,” “commercial tort claims,” “deposit accounts,” “letter-of-credit rights,” “supporting obligations,” “chattel paper,” “general intangibles,” “proceeds” and “products” shall have the meanings provided for those terms in the Utah Uniform Commercial Code in effect on the date of this Deed of Trust.

TO HAVE AND TO HOLD the Trust Estate, together with all and singular the rights, privileges, contracts, and appurtenances now or hereafter at any time before the foreclosure, sale by power of sale, or release hereof in anywise appertaining or belonging thereto unto Trustee and Trustee’s successors or substitutes hereunder and to their successors and assigns, forever, FOR THE PURPOSE OF SECURING the payment and performance by the Obligors of all indebtedness, obligations and liabilities, direct or indirect, absolute or contingent, matured or not, of the Obligors to the Beneficiary under the PPF Agreement and the other Facility Documents, wheresoever and howsoever incurred, and whether incurred prior to, at the time of, or subsequent to the execution hereof, whether incurred alone or with another or others, including extensions and renewals, and including, without limitation, all indebtedness, obligations and liabilities of the Obligors to the Beneficiary hereunder or under any present or future guarantee by the Obligors of the payment or performance or both of the debts, obligations or liabilities of any third party to the Beneficiary (together, the “Secured Obligations”), which shall include interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, in accordance with and at the rate (including any rate applicable upon any default or event of default under the PPF Agreement, to the extent lawful), whether or not such interest is an allowable claim in such bankruptcy proceeding.

The parties acknowledge and agree that for purposes of Utah Code 57-1-25 and Utah Code 78B-6-901.5 the stated purpose of the Secured Obligations for which this Deed of Trust is given is NOT to finance residential rental property.

TRUSTOR HEREBY COVENANTS AND FURTHER AGREES AS FOLLOWS:

ARTICLE 1

COVENANTS AND AGREEMENTS OF TRUSTOR

1.01 Payment and Performance of Obligations. Trustor shall pay when due and/or perform each of the Secured Obligations.

1.02 Maintenance, Repair, Alterations. Trustor shall keep, maintain, preserve and protect the Trust Estate in good repair, working order, and condition, ordinary wear and tear excepted. Trustor shall: (a) complete any Improvement (i) related to the mining business of Trustor that may now be constructed, or (ii) hereafter constructed on the Real Property; and (b) restore any Improvements related to the mining business of Trustor that may be damaged or destroyed and pay when due all claims for labor performed and materials furnished therefor, in either case excepting any Improvements that the Trustor does not reasonably consider to be material to the mining business of the Trustor. Trustor shall comply in all material respects with all Requirements (as defined below) and shall not suffer to occur or exist any violation in any material respect of any Requirement. Trustor shall not commit or permit any waste or deterioration of the Trust Estate, and, to the extent required by law and the PPF Agreement, shall keep and maintain abutting grounds, roads, parking, etc. in good and neat order and repair. Trustor shall perform in all material respects its obligations under the Ground Lease, each Sublease, the CC&Rs, and the other Facility Documents. “Requirement” and “Requirements” mean, respectively, each and all obligations and requirements now or hereafter in effect by which Trustor or the Trust Estate are bound or which are otherwise applicable to the Trust Estate, any work or activity necessary to preserve and maintain the Trust Estate, preserve or maintain mining or other rights in the Trust Estate, any construction of any Improvements on the Trust Estate, or operation, occupancy or use of the Trust Estate (including, without limitation (i) such obligations and requirements imposed by common law or any law, statute, ordinance, regulation, or rule (federal, state, or local), including, without limitation, any mining reports, filings, verifications of mining activity, etc. and (ii) such obligations and requirements of, in, or in respect of (A) any consent, authorization, license, permit, or approval relating to the Trust Estate, (B) any condition, covenant, restriction, easement, or right-of-way reservation applicable to the Trust Estate, (C) any Lien (as defined in the PPF Agreement) or encumbrance, (D) any other agreement, document, or instrument to which Trustor is a party or by which Trustor or the Trust Estate is bound or affected (including, without limitation, the CC&Rs and the Other Agreements), and (E) any order, writ, judgment, injunction, or award of any arbitrator, other private adjudicator, court, government, or governmental authority (federal, state, or local) to which Trustor is a party or by which Trustor or the Trust Estate is bound or affected).

1.03 Required Insurance. Trustor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force with respect to the Trust Estate, at no expense to Trustee or Beneficiary, policies of insurance as required by the PPF Agreement.

1.04 Payment of Premiums. In the event Trustor fails to obtain, maintain, or deliver to Beneficiary the policies of insurance with respect to the Trust Estate, Beneficiary may but without any obligation to do so, pursue its rights and remedies set forth in the Facility Documents.

1.05 Casualties; Insurance Proceeds. After the happening of any material casualty to or in connection with the Trust Estate or any part thereof, whether or not covered by insurance, Trustor shall give prompt written notice thereof to Beneficiary. All proceeds of insurance shall be payable to Beneficiary. If Trustor receives any proceeds of insurance resulting from such casualty, Trustor shall promptly pay over such proceeds to Beneficiary.

1.06 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Deed of Trust as a mortgage, a sale under the power of sale, or any other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the Secured Obligations, all right, title and interest of Trustor in and to all policies of insurance required by Section 1.03 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust Estate, to the extent such policies are assignable pursuant to the terms thereof.

1.07 Waiver of Offset. Except for such notice as may be expressly required hereunder or under the PPF Agreement, all sums payable by Trustor pursuant to the PPF Agreement or this Deed of Trust shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference by any Person (as defined below) with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Real Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; or (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing.

1.08 Impositions.

(a) Trustor shall pay, or cause to be paid, prior to the date due, and in any event prior to delinquency, all real and personal property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever (including, without limitation, nongovernmental levies or assessments such as property owners’ association assessments, fee and dues, maintenance charges, water charges, water toll charges, irrigation fees and assessments, levies, or charges resulting from covenants, conditions and restrictions affecting the Trust Estate, which if unpaid or not performed may result in forfeiture of the same), that are assessed or imposed upon the Trust Estate or become due and payable and that create or may create if not paid a lien upon the Trust Estate (the above are sometimes referred to herein individually as an “Imposition” and collectively as “Impositions”), provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same becomes due and before any fine, penalty, interest, or cost may be added thereto for the nonpayment of any such installment and interest.

(b) If at any time after the date hereof there shall be assessed or imposed a fee, tax, or assessment on Beneficiary (other than income taxes) and measured by or based in whole or in part upon this Deed of Trust or the outstanding amount of the Secured Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in Section 1.08(a) and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Trustor fails to pay any Impositions prior to delinquency, Beneficiary may, at its option, pursue any and all rights and remedies hereunder or under the Facility Documents as for a default or event of default, and such remedies may be pursued individually, singly or concurrently.

(c) Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 1.08, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent to so contest or object to an Imposition, and unless, in Beneficiary’s absolute and sole discretion, (i) Trustor shall demonstrate to Beneficiary’s satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Estate or any part thereof or interest therein to satisfy such Imposition prior to final determination of such proceedings, (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary, or (iii) Trustor shall demonstrate to Beneficiary’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

1.09 Utilities. Trustor shall pay when due all charges that are incurred by Trustor for the benefit of the Trust Estate or that may become a charge or lien against the Trust Estate for gas, electricity, water, sewer, or other services furnished to the Trust Estate to the extent required by the PPF Agreement.

1.10 Actions Affecting Trust Estate. Trustor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder and shall pay all reasonable costs and expenses (including, without limitation, costs of evidence of title, litigation, and attorneys’ fees) in any such action or proceeding in which Beneficiary or Trustee may appear.

1.11 Appointment of Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.

1.12 Trustee’s Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and without affecting the personal liability of any person for payment of the Secured Obligations or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may, subject to the terms and conditions of the Ground Lease: (a) reconvey any part of said Trust Estate, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement or any agreement subordinating the lien or charge hereof.

1.13 Beneficiary’s Powers. Without affecting the liability of any Person liable for the payment of the Secured Obligations herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the Secured Obligations, Beneficiary may, from time to time and without notice: (a) release any person so liable, (b) extend the Secured Obligations, (c) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (d) take or release any other or additional security or any guaranty for any Secured Obligations herein mentioned, or (e) make compositions or other arrangements with debtors in relation thereto.

ARTICLE 2

ASSIGNMENT OF RENTS

2.01 Assignment of Rents. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns, transfers and grants to Beneficiary (i) all the Rents, and hereby gives to and confers upon Beneficiary the right, power and authority to collect the Rents, at any time, with or without notice, and (ii) all of Trustor’s estate, right, title, interest, claim and demand, as landlord, under any and all of the Subleases. The assignment of the Rents and Subleases in this Article 2 is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest. Trustor irrevocably appoints Beneficiary, effective upon and during the continuation of an event of default, its true and lawful attorneys-in-fact, at the option of Beneficiary at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Beneficiary, for all Rents and apply the same to the payment of the Secured Obligations in such order as Beneficiary shall determine. Trustor hereby authorizes and directs the lessees, occupants and tenants under Subleases to make all payments under the Subleases directly to Beneficiary upon written demand by Beneficiary (which may be made at any time on and after an event of default), without further consent of Trustor; provided, however, that Trustor shall have the right to collect such Rents (but not more than one (1) month in advance unless the written approval of Beneficiary is first obtained), and to retain and enjoy same, as set forth in Section 2.02. The provisions of Utah Code 57-26-1 et seq. are hereby incorporated by reference.

2.02 License to Collect Rents. Beneficiary hereby confers upon Trustor a revocable license (“License”) to collect and retain the Rents as they become due and payable, so long as no revocation of the License by Beneficiary has occurred and/or no event of default shall exist and be continuing. If an event of default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License with or without notice to or demand upon Trustor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust.

2.03 Collection Upon an event of default. Upon an occurrence of an event of default and/or Beneficiary’s revocation of the License, Beneficiary may, at any time with or without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, enter upon and take possession of the Trust Estate, or any part thereof, and, with or without such entry or taking possession, in its own name sue for or otherwise collect the Rents (including, without limitation, those past due and unpaid) and apply the same, less costs and expenses of operation and collection (including, without limitation, reasonable attorneys’ fees) upon payment of the Secured Obligations in such order as Beneficiary may determine. The collection of such Rents, or the entering upon and taking possession of the Trust Estate, or the application of the Rents as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default. Trustor also hereby authorizes Beneficiary upon such entry, at its option, to take over and assume the management, operation and maintenance of the Trust Estate and to perform all acts Beneficiary in its sole discretion deems necessary and proper and to expend such sums out of Rents as may be needed in connection therewith, in the same manner and to the same extent as Trustor theretofore could do (including, without limitation, the right to enter into new Subleases, to cancel, surrender, alter or amend the terms of, and/or renew existing Subleases and/or to make concessions to tenants).

2.04 Application of Rents. Upon such entry, Beneficiary shall, after payment of all property charges and expenses (including, without limitation, reasonable compensation to such managing agent as it may select and employ) and after the accumulation of a reasonable reserve to meet requisite amounts, credit the net amount of the Rents received by it to the Secured Obligations, but the manner of the application of such net income and which items shall be credited shall be determined by the Beneficiary pursuant to the applicable provisions of the PPF Agreement, but in all cases subject to applicable law. Beneficiary shall not be accountable for more monies than it actually receives from the Trust Estate; nor shall it be liable for failure to collect Rents. Beneficiary shall make reasonable efforts to collect Rents, reserving, however, within its own absolute and sole discretion, the right to determine the method of collection and the extent to which enforcement of collection of Rents shall be prosecuted and Beneficiary’s judgment shall be deemed conclusive and reasonable.

2.05 Mortgagee in Possession. It is not the intention of the parties hereto that an entry by Beneficiary upon the Real Property under the terms of this instrument shall make Beneficiary a party in possession in contemplation of the law, except at the option of Beneficiary.

2.06 Indemnity. Trustor hereby agrees to indemnify and hold harmless Beneficiary for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with this assignment; and all such losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs and expenses shall be deemed added to the indebtedness secured hereby and shall be secured by any and all other instruments securing said indebtedness.

2.07 No Obligation to Perform. Nothing contained herein shall operate or be construed to obligate Beneficiary to perform any obligations of Trustor under any Sublease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee under any such Sublease shall have been joined as a party defendant in any action to foreclose and the estate of such lessee shall have been thereby terminated) or under the Ground Lease. Prior to actual entry into and taking possession of the Real Property by Beneficiary, this assignment shall not operate to place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Trust Estate or any portion thereof, and the execution of this assignment by Trustor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Trust Estate is and shall be that of Trustor, prior to such actual entry and taking of possession.

ARTICLE 3

SECURITY AGREEMENT

3.01 Creation of Security Interest. Trustor hereby grants to Beneficiary, as secured party, a continuing security interest in and to all the Personal Property.

3.02 Representations, Warranties and Covenants of Trustor. Trustor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive the creation of any Secured Obligations or other extensions of credit under the PPF Agreement) as of the date of this Deed of Trust and as of the date of each extension of credit, as follows and acknowledges and confirms that the Beneficiary is relying upon such representations, warranties and covenants in entering into this Deed of Trust and in extending credit to the Trustor:

(a) The Personal Property is not used or bought for personal, family, residential, or household purposes;

(b) The tangible portion of the Personal Property will be kept on or at the Real Property or Improvements and Trustor will not, without the prior written consent of Beneficiary (not to be unreasonably withheld, but subject to any rights of the Beneficiary to approve pursuant to the PPF Agreement), remove the Personal Property or any portion thereof therefrom;

(c) Trustor hereby authorizes Beneficiary (in Beneficiary’s sole discretion) to file one or more financing statements and continuations and/or execute one or more fixture filings and continuations pursuant to the Utah Uniform Commercial Code as in effect from time to time in the State of Utah, in form satisfactory to Beneficiary, and will pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable;

(d) Trustor is duly qualified to conduct business in the State of Utah. Trustor does not do business under any trade name except as previously disclosed in writing to Beneficiary. Trustor will immediately notify Beneficiary in writing of any change in its place of business or the adoption or change of any organizational name, trade name or fictitious business name, and will upon request of Beneficiary, authorize any additional financing statements or execute any other certificates necessary to reflect the adoption or change in trade name or fictitious business name. Trustor will also promptly notify Beneficiary of any change of Trustor’s organizational identification number;

(e) Trustor currently has and shall continue to hold until this Deed of Trust is terminated and released in full, the leasehold estate in the Leased Premises that comprises a portion of the Trust Estate free and clear of all liens and encumbrances, subject to Permitted Encumbrances, and Trustor has full right, power and authority to convey and mortgage the same and to execute this Deed of Trust;

(f) Trustor’s exact legal name and address are correctly set forth in the introductory paragraph of this Deed of Trust; and

(g) Trustor’s organizational identification number assigned by the jurisdiction of formation is correctly set forth on the first page of this Deed of Trust.

3.03 Use of Personal Property by Trustor. Until the occurrence of an event of default hereunder or under any other Loan Document, Trustor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Deed of Trust and not inconsistent with any policy of insurance thereon.

3.04 Remedies.

(a) In addition to the remedies provided in Section 4.02 hereof, upon the occurrence and during the continuance of an event of default, Beneficiary may, at its option, and subject to applicable law, do any one or more of the following:

(i) Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor with respect to the Personal Property or any part thereof. In the event Beneficiary demands, or attempts to take, possession of the Personal Property in the exercise of any rights under this Deed of Trust, Trustor agrees to promptly turn over and deliver possession thereof to Beneficiary;

(ii) Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien or encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorneys’ fees) incurred in connection therewith;

(iii) Require Trustor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and deliver promptly such Personal Property to Beneficiary, or an agent or representative designated by Beneficiary. Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor’s premises and property to exercise Beneficiary’s rights hereunder;

(iv) Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, any other Facility Documents, or by law, either concurrently or in such order as Beneficiary may determine;

(v) Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as Beneficiary may determine, the Personal Property;

(vi) Sell, lease, or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Beneficiary may determine. Beneficiary may be a purchaser at any sale; and

(vii) Exercise any other remedies of a secured party under the Utah Uniform Commercial Code or any other applicable law.

(b) Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Trustor at least ten (10) days’, or such longer time as may be required by applicable law, prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Trustor at the address identified in Section 5.04. If Beneficiary fails to comply with this Section 3.04 in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the Utah Uniform Commercial Code (or under the Uniform Commercial Code, enforced from time to time, in any other state, or law of similar import in any other foreign jurisdiction, to the extent the same is the applicable law).

(c) The proceeds of any sale under Section 3.04(a) shall be applied as set forth in the PPF Agreement to the extent not inconsistent with Utah law.

(d) Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

(e) Beneficiary may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Personal Property and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Personal Property.

(f) Beneficiary may sell the Personal Property without giving any warranties as to such property, and may specifically disclaim any warranties of title, merchantability, fitness for a particular purpose or the like, and this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Personal Property. Trustor acknowledges that a private sale of the Personal Property may result in less proceeds than a public sale.

(g) Trustor acknowledges that the Personal Property may be sold at a loss to Trustor and that, in such event, Beneficiary shall have no liability or responsibility to Trustor for such loss.

Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

3.05 Security Agreement. This Deed of Trust constitutes and shall be deemed to be a “security agreement” for all purposes of the Utah Uniform Commercial Code and Beneficiary shall be entitled to all the rights and remedies of a “secured party” under such Utah Uniform Commercial Code. As a security agreement this Deed of Trust covers all assets of the Trustor, whether now owned or hereafter acquired or arising and wherever located.

3.06 Fixture Filing; As-Extracted Collateral. Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing and against as-extracted collateral under Section 9-502 of the Utah Uniform Commercial Code. In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

3.07 Authorization to File Financing Statements; Power of Attorney. Trustor hereby authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto, and continuation statements with respect to the Trust Estate with or without signature of Trustor as authorized by applicable law. For purposes of such filing, Trustor agrees to furnish any information reasonably requested by Beneficiary promptly upon request by Beneficiary. Trustor also ratifies its authorization for Beneficiary to have filed any like initial financing statements, amendments thereto, or continuation statements if filed prior to the date of this Deed of Trust. Trustor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent of Beneficiary, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Trustor’s own name to execute in Trustor’s name any such documents and to otherwise carry out the purposes of this Section 3.07, to the extent that Trustor’s authorization above is not sufficient. To the extent permitted by law, Trustor hereby ratifies and affirms all acts said attorneys-in-fact shall lawfully do, have done in the past, or caused to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall he irrevocable.

ARTICLE 4

REMEDIES UPON DEFAULT

4.01 Events of Default. In addition to any events of default described in Section 13(1) of the PPF Agreement, which shall likewise be an event of default hereunder, each of the following shall constitute an event of default:

(a) The occurrence of any default or event of default arising under or in connection with this Deed of Trust.

(b) The occurrence of any default or event of default arising under or in connection with the PPF Agreement or any of the Secured Obligations.

(c) At any time after termination of the PPF Agreement, the occurrence of any default, event of default, early termination event or breach arising under or in connection with any other Loan Document and the expiration of any cure period applicable thereto.

(d) The commencement by Trustor or any other Obligor or by any other Person of proceedings for the dissolution, liquidation or winding up of Trustor or any other Obligor or for the suspension of operations of Trustor or any other Obligor (other than such proceedings commenced by another Person which are diligently defended and are discharged, vacated or stayed within thirty days after commencement).

(e) If Trustor or any other Obligor ceases or threatens to cease to carry on its business or is adjudged or declared bankrupt or insolvent or admits its inability to pay its debts generally as they become due or fails to pay its debts generally as they become due or makes an assignment for the benefit of creditors, petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any part of its property (or such a receiver or trustee is appointed for it or any part of its property), or commences (or any other Person commences) any proceedings relating to it under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect (other than such proceedings commenced by another Person which arc diligently defended and are discharged, vacated or stayed within thirty days after commencement), or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or suffers the appointment of any receiver or trustee, sequestrator or other custodian.

4.02 Remedies Upon Event of Default. Upon the occurrence of an event of default, Beneficiary may, at its option, declare all or any part of the Secured Obligations immediately due and payable without any presentment, demand, protest or notice of any kind. In addition, upon the occurrence of any event of default, Trustee and Beneficiary shall have the following rights and remedies set forth in Sections 4.02 through 4A0.

Notwithstanding the foregoing, Trustee and Beneficiary shall have all powers, rights and remedies under applicable law whether or not specifically or generally granted or described in this Deed of Trust. Nothing contained herein shall be construed to impair or to restrict such powers, rights and remedies or to preclude any procedures or process otherwise available to trustees or beneficiaries under deeds of trust in the State of Utah. Trustee and Beneficiary, and each of them, shall be entitled to enforce the payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust, the PPF Agreement or under any other Loan Document or other agreement or any laws now or hereafter in force, notwithstanding the fact that some or all of the indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained herein, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other rights or security now or hereafter held by Trustee or Beneficiary. Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other rights or security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy contained herein or by law provided or permitted, but each shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. Every power or remedy given by any of the Facility Documents, including the PPF Agreement and this Deed of Trust, to Trustee or Beneficiary, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. By exercising or by failing to exercise any right, option or election hereunder, Beneficiary shall not be deemed to have waived any provision hereof or to have released Trustor from any of the obligations secured hereby unless such waiver or release is in writing and signed by Beneficiary.

4.03 Entry; Appointment of Receiver. Subject to the provisions of Utah Code 78B-21-101 — 78B-21-129, the rights and obligations of the parties as expressed therein being incorporated herein by reference, Beneficiary in person or by agent or by court-appointed receiver may, at its option, without any action on its part being required, without in any way waiving such event of default, with or without the appointment of a receiver, or an application therefore:

(a) Subject to the terms and conditions of the Ground Lease, take possession of the Trust Estate or any part thereof and conduct tests of, manage or hire a manager to manage, lease, operate and sell or convey all or any part of the Trust Estate, on such terms and for such period of time as Beneficiary or a court-appointed receiver may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Beneficiary;

(b) With or without taking possession of the Trust Estate, collect and receive all Rents, notify tenants under the Subleases or any other parties in possession of the Trust Estate to pay Rents directly to Beneficiary, its agent or a court-appointed receiver and apply such Rents to the payment of:

(i) all costs and expenses incident to taking and retaining possession of the Trust Estate (including the cost of any receivership), management and operation of the Trust Estate, keeping the Trust Estate properly insured and all alterations, renovations, repairs and replacements to the Trust Estate;

(ii) all taxes, charges, claims, assessments, and any other liens which may be prior in lien or payment to this Deed of Trust or the PPF Agreement, and premiums for insurance, with interest on all such items; and

(iii) the indebtedness secured hereby together with all costs and attorneys’ fees, in such order or priority as to any of such items as Beneficiary in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding;

(c) Exclude Trustor, its agents and servants, wholly from the Trust Estate;

(d) Have joint access with Trustor to the books, papers and accounts of Trustor relating to the Trust Estate, at the expense of Trustor;

(e) Commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Beneficiary hereunder, whether brought by or against Trustor or Beneficiary; and

(f) Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Beneficiary may affect or appear to affect the interest of Beneficiary or the rights, powers and/or duties of Beneficiary hereunder.

Trustee or Beneficiary, as a matter of right with or without notice to Trustor or anyone claiming under it and without regard to the then value of the Real Property or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers to take charge of the Real Property or any portion thereof. Any such receiver or receivers shall have all of the usual and customary powers and duties of receivers in like or similar cases and all of the powers and duties of Beneficiary in case of entry as provided hereinabove, including without limitation, the right to collect and receive Rents, and shall serve without posting a bond. All such Rents paid to Trustee or Beneficiary or collected by such receiver shall be applied as provided for in Section 4.03(b) above. Trustor for itself and any subsequent owner of the Trust Estate hereby waives any and all defenses to the application for such receiver and hereby irrevocably consents to such appointment without notice of any application therefore.

The receipt by Beneficiary of any Rents pursuant to this Deed of Trust after the institution of foreclosure or other proceedings under this Deed of Trust (other than payment constituting payment in full of the outstanding Secured Obligations) shall not cure any such event of default or affect such proceedings or any sale pursuant thereto. After deducting the expenses and amounts set forth above in this Section 4.03, as well as just and reasonable compensation for all Beneficiary’s employees and other agents (including, without limitation, reasonable and actual attorneys’ fees and management and rental commissions) engaged and employed, the moneys remaining, at the option of Beneficiary, may be applied to the indebtedness secured hereby. Whenever all amounts due on and performance under the PPF Agreement and under this Deed of Trust shall have been paid and performed and all events of default have been cured and any such cure has been accepted by Beneficiary, Beneficiary shall surrender possession to Trustor. The same right of entry, however, shall exist if any subsequent event of default shall occur; provided, however, neither Trustee nor Beneficiary shall be under any obligation to make any of the payments or do any of the acts referred to in this Section 4.03.

4.04 Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof. The Trust Estate may be foreclosed in parts or as an entirety.

4.05 Power of Sale. Subject to the provisions of Utah Code 57-1-23 — 57-1-34, the rights and obligations of the parties as expressed therein being incorporated herein by reference Beneficiary may elect to cause the Trust Estate or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. Should Beneficiary elect to sell the Trust Estate or any part thereof, which is real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell the Trust Estate or any part thereof, in one or multiple sales, at public auction to the highest bidder for cash in lawful money of the United States payable at time of sale or sales. One or multiple sales of all or any portion of the Trust Estate are hereby authorized and may be held in Beneficiary’s or Trustee’s sole discretion. One sale shall not extinguish or terminate this Deed of Trust unless or until all of the Trust Estate has been sold and transferred, as determined by Beneficiary and Trustee in their sole discretion. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder in the manner required by law. If the Trust Estate, including the Real Property, consists of several lots, parcels or items of property, Beneficiary and/or Trustee may hold one or multiple sales of all or any portion of the Trust Estate. In any of such sale(s), Beneficiary and/or Trustee may designate the order in which such lots, parcels or items shall be offered for sale or sold. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured plus interest, late charges, prepayment fees, and reasonable attorneys’ fees and trustees’ fees, as herein provided. Should Beneficiary desire that more than one sale or other disposition of the Trust Estate, including the Real Property, be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Trust Estate not sold until all indebtedness secured hereby has been fully paid. In the event of default of any purchaser, Trustee shall have the right to resell the Trust Estate as set forth above. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals of facts in any such deed or deeds such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

4.06 Rescission of Notice of Default. Beneficiary, from time to time before Trustee’s sale, public sale or deed in lieu of foreclosure, may rescind any such notice of breach or default and of election to cause the Trust Estate to be sold by executing and delivering to Trustee a written notice of such rescission, which notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale or such documents as may be required by the laws of the state in which the Real Property is located to effect such rescission. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or event of default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations of default and demand for sale, and notices of breach or default, and of election to cause the Trust Estate, including the Real Property, to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the PPF Agreement and/or of this Deed of Trust or any of the rights, obligations or remedies of the parties hereunder.

4.07 Beneficiary’s Remedies Respecting Trust Estate. Beneficiary may realize upon the Trust Estate, enforce and exercise all of Trustor’s rights, powers, privileges and remedies in respect of the Trust Estate, dispose of or otherwise deal with the Trust Estate in such order as Beneficiary may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the state in which the Real Property is located as well as all other rights and remedies available at law or in equity.

4.08 Proceeds of Sales. The proceeds of any sale(s) made under or by virtue of this Article 4, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article 4 or otherwise, shall be applied, subject to applicable law, as follows:

(a) To the payment of the costs, fees and expenses of sale and of any judicial proceedings wherein the same may be made, including the cost of evidence of title in connection with the sale, compensation to Trustee and Beneficiary, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the interest rate applicable under the PPF Agreement, but limited to any maximum rate permitted by law to be charged by Trustee;

(b) To the payment of any and all sums expended by Beneficiary under the terms hereof, not then repaid, with accrued interest at the default interest rate equal to the default interest rate provided for in the PPF Agreement, as determined by Beneficiary, and all other Secured Obligations required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the PPF Agreement, or any of the other Facility Documents, including, without limitation, all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided;

(c) To the payment of the entire amount of then due, owing or unpaid Secured Obligations, and any other obligation secured hereby, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full; and then

(d) The remainder, if any, to the person or persons, including Trustor, legally entitled thereto.

4.09 Waiver of Marshaling, Rights of Redemption, Homestead and Valuation.

(a) Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Trust Estate shall be sold in the event of any sale or sales pursuant hereto and to have any of the Trust Estate and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness, subject to any statutory right of Trustor to direct the order in which the Trust Estate shall be sold.

(b) To the fullest extent permitted by law, Trustor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of homestead, exception, monitoring reinstatements, forbearance, appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the PPF Agreement, the debt and obligations evidenced thereby, or this Deed of Trust.

(c) To the fullest extent permitted by law, Trustor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights to assert any statutory or common law right of partition with respect to the Trust Estate and agree not to assert any such right so long as this Deed of Trust is a lien on the Trust Estate.

4.10 Remedies Cumulative. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any event of default shall impair any right or power or shall be construed to be a waiver of any event of default or any acquiescence therein. Every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, Beneficiary, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments and performance due from Trustor to Beneficiary hereunder or under the PPF Agreement, or under any other Facility Documents, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

4.11 Request for Notice. Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it as set forth in Section 5.04.

ARTICLE 5

MISCELLANEOUS

5.01 Change, Discharge, Termination, or Waiver. No provision of this Deed of Trust may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Beneficiary to exercise and no delay by Beneficiary in exercising any right or remedy under the Facility Documents or under the law shall operate as a waiver thereof.

5.02 Trustor Waiver of Rights. Without limiting any other waivers set forth herein and in addition to such waivers, Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Trust Estate, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the Secured Obligations and marshaling in the event of foreclosure of the liens hereby created, and (c) all rights and remedies that Trustor may have or be able to assert by reason of the laws of the State of Utah pertaining to the rights and remedies of sureties.

5.03 Reconveyance by Trustee. Upon satisfaction of all the Secured Obligations, Beneficiary shall request Trustee to reconvey the Trust Estate and shall surrender this Deed of Trust and any other document evidencing the Secured Obligations to Trustee. Trustee shall reconvey the Trust Estate without warranty to the person or persons legally entitled thereto. Such person or persons shall pay Trustee’s reasonable costs incurred in so reconveying the Trust Estate. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto”.

5.04 Notices. All notices, requests, demands or other communications pursuant hereunder shall be made at the addresses, in the manner and with the effect provided in the PPF Agreement or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. Trustor specifically requests that a copy of any notice of default and a copy of any notice of sale under this Deed of Trust be mailed to Trustor at the address for Trustor specified above.

5.05 Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

5.06 Captions and References. The headings at the beginning of each section of this Deed of Trust are solely for convenience and are not part of this Deed of Trust. Unless otherwise indicated, each reference in this Deed of Trust to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

5.07 Invalidity of Certain Provisions. If any provision of this Deed of Trust is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Secured Obligations, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the Secured Obligations, and all payments made on the Secured Obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which are not secured or fully secured by the lien of this Deed of Trust.

5.08 Subrogation. To the extent that proceeds of the Secured Obligations are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Trustor’s request and Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

5.09 Attorneys’ Fees. If any or all of the Secured Obligations are not paid or performed when due or if an event of default occurs, Trustor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorneys’ fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest therein from the date of demand at the rate described in the PPF Agreement.

5.10 Governing Law. This Deed of Trust and the obligations secured hereby, including the Secured Obligations, and the agreements of any person or entity to pay or perform the obligations secured hereby shall be governed by and construed according to the laws of the State of Utah, without giving effect to conflict of law principles, except to the extent expressly provided otherwise in a Loan Document. Any procedures provided herein for such remedies shall be modified and replaced with, where inconsistent with or required by, any procedures or requirements of the laws of the state in which the Real Property is located.

5.11 Joint and Several Obligations. If this Deed of Trust is signed by more than one party as Trustor, all obligations of Trustor herein shall be the joint and several obligations of each party executing this Deed of Trust as Trustor.

5.12 Number and Gender. In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

5.13 Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to form physically one document, which may be recorded.

5.14 No Merger of Lease. If both the lessor’s and lessee’s estate under any lease or any portion thereof which constitutes a part of the Trust Estate shall at any time become vested in one owner, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger unless Beneficiary so elects as evidenced by recording a written declaration executed by Beneficiary so stating, and, unless and until Beneficiary so elects, Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates. In addition, upon the foreclosure of the lien created by this Deed of Trust on the Trust Estate pursuant to the provisions hereof, any leases or subleases then existing and affecting all or any portion of the Trust Estate shall not be destroyed or terminated by application of the law of merger or as a matter of law or as a result of such foreclosure unless Beneficiary or any purchaser at such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such tenant or subtenant.

5.15 INTEGRATION. THE WRITTEN PPF AGREEMENT, THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. PURSUANT TO UTAH CODE ANNOTATED SECTION 25 5 4, TRUSTOR IS NOTIFIED THAT THE PPF AGREEMENT, THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.16 Binding Effect. This Deed of Trust will be binding upon, and inure to the benefit of, Trustor, Trustee and Beneficiary and their respective successors and assigns. Trustor may not delegate its obligations under this Deed of Trust.

5.17 Time of the Essence. Time is of the essence with regard to the each provision of this Deed of Trust as to which time is a factor.

5.18 Survival. The representations, warranties, and covenants of the Trustor under this Deed of Trust shall survive the execution and delivery of the Deed of Trust and the extension of credit under the PPF Agreement.

5.19 Agreement Controls. This Deed of Trust and the PPF Agreement are intended to supplement and complement each other and shall, where possible, be thus interpreted. If, however, any provision of this Deed of Trust irreconcilably conflicts with a provision of the PPF Agreement, the terms of the PPF Agreement shall govern and control.

5.20 Intended Agreement. This Deed of Trust is the result of arms-length negotiations between parties of roughly equivalent bargaining power and expresses the complete, actual and intended agreement of the parties. This Deed of Trust shall not be construed for or against either party as a result of its participation, or the participation of its counsel, in the preparation and/or drafting of this Deed of Trust or any exhibit thereto.

5.21 Trustee Provisions. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged is made a public record as provided by law. The Trust created hereby is irrevocable by Trustor. Trustee, upon presentation to it of an affidavit signed by or on behalf of Beneficiary, setting forth any facts showing a default by Trustor under any of the terms or conditions of this Deed of Trust, is authorized to accept as true and conclusive all facts and statements in such affidavit and to act hereunder in complete reliance thereon. Except as may be required by applicable law, Trustee shall be under no obligation to notify any party hereof of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust. The necessity of Trustee’s making oath, filing inventory or giving bond as security for the execution of this Deed of Trust, as may now be or hereafter required by the laws of the state in which the Real Property is located, is hereby expressly waived.

5.22 Trustor agrees and acknowledges that if the Trust Estate, or any portion thereof, is “Environmentally Impaired” within the meaning of Utah Code Ann. §78B-6-909 (or any successor or replacement statute), Beneficiary may elect to (i) waive the lien of this Deed of Trust against the Environmentally Impaired Trust Estate or any portion thereof and instead exercise the remedies of an unsecured creditor including the right to reduce its claims to judgment against Trustor; or (ii) exercise its remedies under this Deed of Trust including the right to obtain a deficiency judgment.

ARTICLE 6

PROVISIONS RELATING TO LEASEHOLD RIGHTS

6.01 Representations, Warranties and Covenants. Trustor represents and warrants to Beneficiary that (a) the Ground Lease is unmodified and in full force and effect, (b) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (c) Trustor enjoys, subject to the terms and conditions of the Ground Lease, the quiet and peaceful possession of the property demised or granted thereby, (d) Trustor is not in default under any of the terms thereof and there are no existing circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, and (e) to Trustor’s knowledge, the Lessor thereunder is not in default under any of the terms or provisions thereof on the part of the Lessor to be observed or performed (but this statement is made for the benefit of and may only be relied upon by Beneficiary). Trustor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Ground Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Trustor as lessee or grantee under the Ground Lease. Trustor shall notify Beneficiary in writing of any default by Trustor in the performance or observance of any terms, covenants or conditions on the part of Trustor to be performed or observed under the Ground Lease within ten (10) days after Trustor knows of such default. Trustor shall, promptly following the receipt thereof, deliver a copy of any notice of default given to Trustor by the Lessor pursuant to the Ground Lease and promptly notify Beneficiary in writing of any default by the Lessor in the performance or observance of any of the terms, covenants or conditions on the part of the Lessor to be performed or observed thereunder. Unless required under the terms of the Ground Lease, except as set forth in the PPF Agreement, Trustor shall not, without the prior written consent of Beneficiary (which may be granted or withheld in Beneficiary’s sole and absolute discretion) (i) terminate or surrender the Ground Lease, (ii) fail to exercise any option to extend the term of the Ground Lease, or (iii) enter into any modification of the Ground Lease that materially impairs the practical realization of the security interests granted by this Deed of Trust, and any such attempted termination, modification or surrender without Beneficiary’s written consent shall be void. Trustor shall, within thirty (30) days after written request from Beneficiary, use commercially reasonable efforts to obtain from the Lessor and deliver to Beneficiary a certificate stating that the Ground Lease is in full force and effect, is unmodified or, if the Ground Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereof has been served on Trustor, stating that to the Lessor’s knowledge, no default or event which with notice or lapse of time (or both) would reasonably be expected to become a default is existing under the Ground Lease, stating the date to which rent and other changes thereunder have been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be reasonably requested by Beneficiary.

6.02 No Merger; Acquisition; Power of Attorney. So long as any of the Secured Obligations remain unpaid or unperformed, the title to and/or the leasehold estate in the premises subject to the Ground Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the Lessor or Trustor, on in a third party, by purchase or otherwise. If Trustor acquires the fee title or any other estate, title or interest in the property demised by the Ground Lease, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Trust Estate with the same force and effect as if specifically encumbered herein. Trustor agrees to execute all instruments and documents that Beneficiary may reasonably require to ratify, confirm and further evidence the lien of this Deed of Trust on the acquired estate, title or interest. Furthermore, Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute and deliver, during the continuance of an event of default, all such instruments and documents in the name and on behalf of Trustor and to exercise any rights under the Ground Lease that Trustor is entitled to exercise (but without obligation on the part of the Beneficiary to do so). This power, being coupled with an interest, shall be irrevocable as long as any portion of the Secured Obligations remains unpaid.

6.03 New Leases. If the Ground Lease is terminated prior to the natural expiration of its term due to default by Trustor or any tenant or grantee thereunder, and if, pursuant to the provisions of the Ground Lease, Beneficiary or its designee shall acquire from the Lessor a new lease or claim of the premises subject to the Ground Lease, Trustor shall have no right, title or interest in or to such new lease, claim, the leasehold estate or other created thereby, or renewal privileges therein contained.

6.04 No Assignment. Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not constitute an assignment of the Ground Lease within the meaning of any provision thereof prohibiting its assignment and Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Deed of Trust. Beneficiary shall be liable for the obligations of the lessee arising out of the Ground Lease for only that period of time for which Beneficiary is in possession of the Leased Premises or has acquired, by foreclosure or otherwise, and is holding all of Trustor’s right, title and interest therein.

6.05 Treatment of Ground Lease in Bankruptcy.

(a) If any lessor or grantor under the Ground Lease rejects or disaffirms, or seeks or purports to reject or disaffirm, the Ground Lease pursuant to any Bankruptcy Law, then Trustor shall not exercise the 365(h) Election (as hereinafter defined) except as otherwise provided in this paragraph. To the extent permitted by law, Trustor shall not suffer or permit the termination of the Ground Lease by exercise of Trustor’s rights pursuant to Section 365(h) of the US Bankruptcy Code (the “365(h) Election”) or otherwise without Beneficiary’s consent. Trustor acknowledges that because the Ground Lease is a primary element of Beneficiary’s security for the Secured Obligations, it is not anticipated that Beneficiary would consent to termination of the Ground Lease. If Trustor makes any 365(h) Election in violation of this Deed of Trust, then such 365(h) Election shall be void and of no force or effect.

(b) Trustor hereby assigns to Beneficiary the 365(h) Election with respect to the Ground Lease until the Secured Obligations have been satisfied in full. Trustor acknowledges and agrees that the foregoing assignment of the 365(h) Election and related rights is one of the rights that Beneficiary may use at any time to protect and preserve Beneficiary’s other rights and interests under this Deed of Trust. Trustor further acknowledges that exercise of the 365(h) Election in favor of terminating the Ground Lease would constitute waste prohibited by this Deed of Trust.

(c) Trustor acknowledges that if the 365(h) Election is exercised in favor of Trustor’s remaining in possession under the Ground Lease, then Trustor’s resulting occupancy rights, as adjusted by the effect of Section 365 of the U.S. Bankruptcy Code, shall then be part of the Trust Estate and shall be subject to the lien of this Deed of Trust.

6.06 Rejection of the Ground Lease by Landlords. If the lessor or grantor under the Ground Lease rejects or disaffirms any the Ground Lease or purports or seeks to disaffirm the Ground Lease pursuant to any Bankruptcy Law, then:

(a) Trustor shall remain in possession of the Leased Premises demised under the Ground Lease so rejected or disaffirmed and shall perform all acts necessary for Trustor to remain in such possession for the unexpired term of the Ground Lease, whether the then existing terms and provisions of the Ground Lease require such acts or otherwise; and

(b) All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of Trustor’s rights and remedies arising at any time under, or pursuant to, Section 365(h) of the U.S. Bankruptcy Code, including all of Trustor’s rights to remain in possession of the Leased Premises.

[SIGNATURE PAGE FOLLOWS]

In Witness thereof, the owner and holder above named, and Brian Higley, Esquire, as Successor Trustee, have caused this instrument to be executed, each in its respective interest this              day of February, 2019.

DESERT HAWK GOLD CORP., a Nevada corporation

/s/ Rick Havenstrite

Its President

/s/ Brian Higley
Brian Higley, Esquire

EXHIBIT A

LEGAL DESCRIPTION

I. PATENTED MINING CLAIMS SITUATED IN TOOELE COUNTY, UTAH:

The indicated portions of the following 10 patented mining claims located within Sections 18, 19 and 30, T8S, R17W and Sections 24 and 25, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	Lot or Mineral Survey Number	Portion

Atlantis	Lot 44	Surface estate only

Columbia	Lot 43 I	Surface estate only

Elephant	Lot 65	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1

Fleet Wing	Lot 42	Surface estate only

Iron	Lot 46	Surface estate only

Juniper	Lot 57	Surface estate only

Neptune	Lot 40	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1

New Baltimore	MS 4389	All

Paymaster No. 2	Lot 55	Surface estate only

Sunshine	Lot 67	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1

II. UNPATENTED MINING CLAIMS SITUATED IN TOOELE COUNTY, UTAH:

The indicated portions of the following 66 unpatented mining claims located within Sections 17, 18, 19, 20, 25 and 30 T8S, R17W, and Section 25, T8S, R18W, SLM, Tooele County, Utah:

Claim Name	BLM Serial No.	Portion
Clifton #7	UMC317850	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #8	UMC317851	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #10	UMC317853	Surface estate only
Clifton #11	UMC317854	Surface estate only
Clifton #15	UMC317858	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #17	UMC317860	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
Clifton #18	UMC317861	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
IP 6	UMC317901	Surface estate only, and only that part of the claim inside the black-dashed area on the map attached hereto as Exhibit C-1
1P 14	UMC369142	All
IP 14A	UMC317911	Surface estate only
IP 15	UMC3I7913	Surface estate only
IP 18	UMC317915	All
IP 19	UMC317916	Surface estate only
IP 20	UMC317917	All
IP 20A	UMC317918	All
IP 21	UMC317919	Surface estate only
IP 22	UMC317920	All
IP 22A	UMC317921	All
IP 23	UMC317922	All
IP 24	UMC317923	All
IP 25	UMC317924	All
IP 26	UMC317925	All	_,
IP 27	UMC317926	All
IP 29	UMC317928	All
IP 30	UMC317929	All
IP 31	UMC317930	All
IP 32	UMC317931	All
IP 33	UMC317932	All
IP 34	UMC317933	All
IP 35	UMC317934	All
IP 50	UMC369143	All
IP 51	UMC369144	All
IP 53	UMC317948	Surface estate only

Claim Name	BLM Serial No.	Portion
IP 54	UMC317949	All
Pearl 215	UMC369187	All
Pearl 216	UMC369188	All
Pearl 218	UMC369189	All
Pearl 219	UMC369190	All
Pearl 220	UMC369191	All	1
[r] Pearl 222	UMC318009	All
Pearl 222A	UMC318010	All
Pearl 241	UMC369203	All
Pearl 242	UMC369204	All
Pearl 243	UMC369205	All
Pearl 244	UMC369206	All
Pearl 245	UMC369207	All
Pearl 246	UMC369208	All
Pearl 266	UMC371747	‘ All
Pearl 267	LTMC371748	All
Pearl 268	UMC318033	All
Pearl 269	UMC318034	All
Pearl 270	UMC318035	All
Pearl 275	UMC318036	All
Pearl 276	UMC318037	All
Pearl 292	UMC369217	All
Pearl 293	UMC369218	All
Pearl 294	UMC3 I 8048	All
Pearl 295	UMC318049	All
Pearl 296	UMC318050	All
Pearl 322A	UMC369222	Surface estate only
Pearl 325	UMC371749	Surface estate only
Pearl 325A	UMC369225	All
Pearl 354	UMC318076	Surface estate only
Pearl 355	UMC318077	Surface estate only
Pearl 356	UMC318078	Surface estate only
Pearl 357	UMC318079	Surface estate only

EXHIBIT A-1

EXHIBIT B

DESCRIPTION OF PERSONAL PROPERTY

Capitalized terms used in this Exhibit have the meanings assigned in the body of the Deed of Trust.

(a) All personal property (including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, and construction materials and software embedded in any of the foregoing) in which Trustor now or hereafter acquires an interest or right, which is now or hereafter located on or affixed to the Real Property or the Improvements or used or useful in the operation, use, or occupancy thereof or the construction of any Improvements thereon, together with any interest of Trustor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever kind or character, relating to the Real Property, Improvements, or such personal property;

(b) All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Secured Obligations remains unpaid or unperformed, may accrue to Trustor from such personal property or any part thereof or from the Real Property, the Improvements or any other part of the Trust Estate, or which may be received or receivable by Trustor from any hiring, using, letting, leasing, subhiring, subletting, subleasing, occupancy, operation, or use thereof;

(c) All of Trustor’s present and future rights to receive payments of money, services, or property, including, without limitation, rights to all deposits from tenants of the Real Property or Improvements, rights to receive capital contributions or subscriptions from Trustor’s partners or shareholders, amounts payable on account of the sale of the capital stock of Trustor, accounts and other accounts receivable, deposit accounts maintained with Beneficiary and its affiliates, chattel paper (whether tangible or electronic) notes, drafts, contract rights, instruments, general intangibles, all as defined in Section 9-101 et. seq. of the Utah Uniform Commercial Code, as presently or hereafter in effect, and principal, interest and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments, evidencing, securing or guarantying the same;

(d) All other intangible property (and related software) and rights relating to the Real Property, the Improvements, the personal property described in Paragraph (a) above or the operation, occupancy, or use thereof, including, without limitation, all governmental and non-governmental permits, licenses, and approvals relating to construction on or operation, occupancy, or use of the Real Property or Improvements, all names under or by which the Real Property or Improvements may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Real Property or the Improvements, and all good will and software in any way relating to the Real Property or the Improvements;

(e) Trustor’s rights under all insurance policies covering the Real Property, the Improvements, the Personal Property, and the other parts of the Trust Estate and any and all proceeds, loss payments, and premium refunds payable regarding the same;

(f) All reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of any Improvements on the Real Property;

(g) All stock watering rights relating to the Real Property;

(h) All causes of action, claims, compensation, and recoveries for any damage to, destruction of, or condemnation or taking of the Real Property, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Real Property, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any loss or diminution in value of the Real Property, the Improvements, the Personal Property, or any other part of the Trust Estate;

(i) All architectural, structural, mechanical, and engineering plans and specifications prepared for construction of Improvements or extraction of minerals or gravel from the Real Property and all studies, data, and drawings related thereto; and also all contracts and agreements of the Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings or to the construction of Improvements on or extraction of minerals or gravel from the Real Property;

0) All commercial tort claims Trustor now has or hereafter acquires relating to the properties, rights, titles, and interests referred to in this Exhibit B or elsewhere in the Deed of Trust;

(k) All letter of credit rights (whether or not the letter of credit is evidenced by a writing) Trustor now has or hereafter requires relating to the properties, rights, titles and interest referred to in this Deed of Trust;

(1) All proceeds from sale or disposition of any of the aforesaid collateral and all supporting obligations ancillary thereto or arising in any way in connection therewith;

(m) All Trustor’s rights in proceeds of the loan evidenced by the Facility Documents;

(n) All of Trustor’s rights in any and all warranties and guaranties with respect to any goods, materials, supplies, chattels, fixtures, equipment, machinery, building materials, and work in progress attached to or placed in or on any part of the Real Property, or used in connection with any construction on the Real Property; and

(o) All of Trustor’s rights in all plans, specifications, plats, agreements, assessments, reports, and surveys related to the Real Property;

Notwithstanding the foregoing, the Personal Property shall not include any of the Other Agreements or other permit or license to the extent that the Trustor is expressly prohibited from granting a security interest in such instrument pursuant to the terms thereof, but only to the extent such prohibition is not invalidated under the Utah Uniform Commercial Code.